#

CAMFLO INTERNATIONAL INC.

Suite 703 – 938 Howe Street

Vancouver, BC   V6Z 1N9

Tel:  (604) 837-9484

Fax:  (604) 331-4466

NOTICE OF 2003 ANNUAL GENERAL MEETING OF MEMBERS

TAKE NOTICE that the 2003 Annual General Meeting of the members of CAMFLO INTERNATIONAL INC. (hereinafter called the "Company") will be held at Suite 400, 455 Granville Street, Vancouver, BC., V6C 1T1 on:

Thursday, June 19, 2003

at the hour of 10:00 o'clock in the forenoon (Vancouver time) for the following purposes:

1.

to receive the Report of the Directors;

2.

to receive the financial statements of the Company for its fiscal year ended December 31, 2002 and the report of the Auditors thereon;

3.

to appoint Auditors for the ensuing year and to authorize the directors to fix their remuneration;

4.

to determine the number of directors and to elect directors;

5.

to approve the Company’s proposed Stock Option Plan;

6.

to transact such other business as may properly come before the Meeting and any adjournment thereof.

Accompanying this Notice are an Information Circular, which contains details of matters to be considered at the Meeting, and a form of Proxy.

A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his place.  If you are unable to attend the Meeting, or any adjournment thereof, in person, please read the Notes accompanying the form of Proxy enclosed herewith and then complete, date, sign and return the Proxy within the time set out in the Notes.  The enclosed form of Proxy is solicited by Management of the Company but, as set out in the Notes, you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.  Unregistered shareholders who received the enclosed form of Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary.

DATED at Vancouver, British Columbia, as of the 26th day of May, 2003.

BY ORDER OF THE BOARD OF DIRECTORS

OF CAMFLO INTERNATIONAL INC.

“Alan Crawford”

ALAN CRAWFORD

President

#

CAMFLO INTERNATIONAL INC.

Suite 703– 938 Howe Street

Vancouver, BC   V6Z 1N9

Tel:  (604) 837-9484

Fax:  (604) 331-4466

INFORMATION CIRCULAR

AS AT AND DATED MAY 26, 2003

This Information Circular accompanies the Notice of the 2003 Annual General Meeting (the “Meeting”) of members of CAMFLO INTERNATIONAL INC. (the "Company"), and is furnished in connection with a solicitation of proxies for use at that Meeting and at any adjournment thereof.

PERSONS OR COMPANIES MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

MANAGEMENT OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. The Company may reimburse members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company has an authorized capital consisting of an unlimited number of common shares without par value of which there are 3,536,666 issued and outstanding shares. There is one class of shares only. At a General Meeting of the Company, on a show of hands, every member present in person and entitled to vote shall have one vote and on a poll, every member present in person or represented by proxy and entitled to vote shall have one vote for each share of which such member is the registered holder. Shares represented by proxy will only be voted on a poll that is requested by a member or proxyholder present at the Meeting or required because the number of shares represented by proxies that are to be voted against a matter is greater than 5% of the votes that could be cast at the Meeting.

To the knowledge of the directors and senior officers of the Company, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the outstanding voting rights of the Company.

The directors have determined that all members of record as of May 19, 2003 will be entitled to receive notice of and to vote at the Meeting.  Those members so desiring may be represented by proxy at the Meeting.  The instrument of proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Registrar and Transfer Agent of the Company, CIBC Mellon #1600, 1066 W. Hastings Street, Vancouver, BC V6E 3X1 or at the Accounting Office of the Company at Suite #400, 455 Granville Street, Vancouver, BC, V6C 1T1, not less than 48 hours, Saturdays and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.

BENEFICIAL HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are "non-registered" or "beneficial" shareholders because the shares they own are not registered in their names, but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of shares which are held on behalf of that person (the "Beneficial Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Beneficial Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIF's, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Beneficial Holders. Intermediaries are required to forward the Meeting Materials to Beneficial Holders unless a Beneficial Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Beneficial Holders. Generally, Beneficial Holders who have not waived the right to receive Meeting Materials will either:

(a)

 be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Beneficial Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Beneficial Holder when submitting the proxy. In this case, the Beneficial Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with the Company's Registrar and Transfer Agent as provided above; or

(b)

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when property completed and signed by the Beneficial Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Beneficial Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Beneficial Holders to direct the voting of the shares which they beneficially own. Should a Beneficial Holder who receives one of the above forms wish to vote at the Meeting in person, the Beneficial Holder should strike out the names of the Management Proxyholders named in the form and insert the Beneficial Holder's name in the blank space provided.  In either case, Beneficial Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the year ended December 31, 2002 (the “Financial Statements”), together with the Auditors’ Report thereon, will be presented to the members at the Meeting.  The Financial Statements, together with the Auditors’ Report thereon, are being mailed to the members of Record with this Information Circular.

ELECTION OF DIRECTORS

Each director of the Company is elected annually and holds office until the next Annual General Meeting of the members unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by proxy will be voted on a poll for the nominees herein listed.

MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR.  IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES HEREIN LISTED, IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY ON A POLL FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

Management proposes that the number of directors for the Company be determined at four (4) for the ensuing year subject to such increases as may be permitted by the Articles of the Company, and the Management nominees for the Board of Directors and information concerning them as furnished by the individual nominees is as follows:

Name And Present Office Held	Director Since	Number Of Shares Beneficially Owned, Directly Or Indirectly, Or Over Which Control Or Direction Is Exercised At May 5, 2003	Principal Occupation And If Not At Present An Elected Director, Occupation During The Past Five (5) Years
ALAN CRAWFORD President and Director	April, 1997	434,136	President of a private venture capital firm.
ROBERT HEWITT Director	September, 2001	0	Independent businessman
GREG BURNETT Director	May, 1998	0	President of a private management consulting firm.
TOM DOYLE Nominee	n/a	0	Independent Businessman

All of the nominees are residents of Canada except Robert Hewitt whom is a resident of the USA and Tom Doyle who is a resident of Bermuda

The Company has an audit committee, the members of which are Alan Crawford, Greg Burnett and Robert Hewitt.

EXECUTIVE COMPENSATION

(Form 41, B.C. Securities Act and Rules)

"CEO" means the individual who served as chief executive officer of the Company or acted in a similar capacity during the most recently completed financial year.

"Named Executive Officer" means:

(i)

the CEO regardless of the amount of compensation of that individual,

(ii)

each of the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus amounted to $100,000 or more, and

(iii)

any individuals who would have been included in (ii) but for the fact that they were not serving as an executive officer of the Company at the end of the most recently completed financial year.

The following table sets forth all annual and long term compensation for services to the Company for the three most recently completed financial years as at December 31, 2002 in respect of the Named Executive Officers.  At the end of the Company's most recently completed financial year, the Company had one Named Executive Officer, Alan Crawford, the Company's President (CEO).

#

SUMMARY COMPENSATION TABLE

Named Executive Officers

Name and Principal Position	Year(1)	Annual Compensation			Long-Term Compensation			All Other Compen-sation
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Securities under Options/ SARs(2) Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP(3) Payouts ($)
Alan Crawford President (CEO)	2002 2001 2000	60,000 60,000 60,000	- - -	- - -	66,833 Nil Nil	Nil	Nil	Nil

Certain columns may have been omitted because there was no compensation awarded to, earned by or paid to any of the named executives required to be reported in the above table.

Notes:

(1)

Ended December 31

(2)

Stock-appreciation rights

(1)

Long-term incentive plan

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

Name	Securities Under Options/SAR’s Granted (#)	% of Total Options/SAR’s Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options/SAR/s on the Date of Grant ($/Security)	Expiration Date
Alan Crawford	66,833	50%	$0.13	$2,005.00	February 18, 2007

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

There were no option exercises by the Named Executive Officer during the most recently completed financial year.

Termination of Employment, Changes in Responsibilities and Employment Contracts

There is no employment contract between the Company or its subsidiaries and the Named Executive Officer and the Company has no compensatory plan or arrangement with respect to the Named Executive Officer in the event of the resignation, retirement or any other termination of the Named Executive Officer’s employment with the Company and its subsidiaries or in the event of a change of control of the Company or its subsidiaries or in the event of a change in the Named Executive Officer’s responsibilities following a change in control, where in respect of the Named Executive Officer the value of such compensation exceeds $100,000.

Compensation of Directors

The directors of the Company have not been paid fees or other cash compensation in their capacity as directors.  The Company has no arrangements, standard or otherwise, pursuant to which its current directors are compensated by the Company or its subsidiaries for their services in their capacity as directors, or for committee participation, or involvement in special assignments during the most recently completed financial year or subsequently, up to and including the date of this Information Circular, except that directors may be reimbursed for actual expenses reasonably incurred in connection with the performance of their duties as directors and certain directors may be compensated for services as consultants or experts.  Incentive stock options, however, have been granted to non-Named Executive Officer directors and other insiders of the Company and are outstanding to purchase an aggregate 66,833 shares of the Company as follows:

Name of Optionee	No. of Shares	Exercise Price Per Share	Date of Grant	Expiry Date
Non-Named Executive Officer Directors Greg Burnett Robert Hewitt	40,100 26,733	$0.13 $0.13	February 28, 2002 February 28, 2002	February 18, 2007 February 18, 2007

No pension plan or retirement benefit plans have been instituted by the Company and none are proposed at this time.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS

AND SENIOR OFFICERS

None of the directors, executive officers or senior officers of the Company, no proposed nominee for election as a director of the Company, and no associates or affiliates of any of them, is or has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last completed financial year.

APPOINTMENT OF AUDITORS

Management proposes the appointment of Amisano Hanson, Chartered Accountants, as Auditors of the Company for the ensuing year and that the directors be authorized to fix their remuneration.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

No insider of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, in any transaction since the commencement of the Company's last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries, other than incentive stock options and as disclosed under the headings "Executive Compensation" and "Particulars of Matters to be Acted Upon".

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, no management nominee for election as a director of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed under the headings "Executive Compensation" and "Particulars of Matters to be Acted Upon".

PARTICULARS OF MATTERS TO BE ACTED UPON

2002 Stock Option Plan

The recent policies of the TSX Venture Exchange now require the Company to implement an incentive stock option plan.  Accordingly, the Company proposes to implement a stock option plan (the “Plan”)  for insiders, key employees, and certain other persons who provide services to the Company and/or its subsidiaries, with an opportunity to purchase shares of the Company and benefit from any appreciation in the value of the Company’s shares. This will provide an increased incentive for these individuals to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company’s shares for the benefit of all the shareholders and increasing the ability of the Company and its subsidiaries to attract and retain skilled and motivated individuals in the service of the Company.

The proposed Plan is a “rolling” plan that provides that the aggregate number of shares reserved for issuance under it is 10% of the Company’s issued common shares at the time of the grant of a stock option under the Plan.

Under the proposed Plan, the option price must not be less than the closing price of the common shares on the TSX Venture Exchange (the “Exchange”) on the day immediately preceding the date of grant, less the applicable discount permitted by the policies of the Exchange.  An option must be exercised within a period of five years from the date of granting.  Within this five-year period, the Board of Directors of the Company may determine the limitation period during which an option may be exercised and whether a particular grant will have a minimum vesting period, unless such is otherwise required by the policies of the Exchange.  Any amendment to the proposed Plan will require the approval of the Exchange and may require shareholder approval.

In accordance with the terms of the proposed Plan, it is subject to its acceptance for filing by the Exchange and the approval of the Company’s shareholders. Under the policies of the Exchange, such shareholder approval must be “disinterested shareholder approval” if the grants of options under the proposed Plan to “insiders” of the Company, together with all of the Company’s outstanding stock options, could result at any time in:

a)

the number of shares reserved for issuance pursuant to stock options granted to insiders of the Company exceeding 10% of the issued common shares of the Company; or

b)

the grant to insiders of the Company, within a 12-month period, of a number of options exceeding 10% of the issued common shares of the Company.

As the proposed Plan is not restrictive as to these results, at the Meeting, the members will be asked to approve, by disinterested shareholder approval, the proposed Plan.

The term “disinterested shareholder approval” means approval by a majority of the votes cast at the Meeting other than votes attaching to shares of the Company beneficially owned by insiders of the Company to whom options may be granted under the proposed Plan and associates of such persons. The term “insiders” is defined in the Securities Act (British Columbia) and generally includes directors and senior officers of the Company and its subsidiaries, the five highest paid employees and holders of greater than 10% of the voting securities of the Company.  The term “associates” is defined in the Securities Act (British Columbia).  Management of the Company has been informed that, as at May 26, 2003, 434,136 shares of the Company are beneficially owned by insiders of the Company to whom shares may be issued pursuant to grants of stock options under the proposed Plan and their associates.

If disinterested shareholder approval of the proposed Plan or a modified version thereof is not obtained, the Company will not proceed to implement the proposed Plan nor grant options under it.  Even if approved, the directors may determine not to proceed with the proposed Plan.

The proposed Plan will be available for inspection at the Meeting.  The directors recommend that the members approve the proposed Plan.

#

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING.  HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL, ON A POLL, BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

By Order of the Board of Directors

"Alan Crawford"

ALAN CRAWFORD

President

APPROVAL AND CERTIFICATION

The contents of this Information Circular have been approved and this mailing has been authorized by the Directors of the Company.

Where information contained in this Information Circular, rests specifically within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

“Alan Crawford”

_____________________________

Alan Crawford, President

#

CAMFLO INTERNATIONAL INC.

Suite 703– 938 Howe Street

Vancouver, BC  V6Z 1N9

Tel:  (604) 331-4417

Fax:  (604) 331-4466

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF

CAMFLO INTERNATIONAL INC.

PROXY FOR THE 2003 ANNUAL GENERAL MEETING OF

MEMBERS TO BE HELD ON THURSDAY, JUNE 19, 2003

The undersigned member of CAMFLO INTERNATIONAL INC. (hereinafter called the “Company”) hereby appoints ALAN CRAWFORD, a director and President of the Company, or failing him, GREG BURNETT, a director of the Company, or in place of the foregoing, ___________________________as nominee of the undersigned, to attend and act for and on behalf of the undersigned at the 2003 Annual General Meeting of members of the Company to be held on Thursday, June 19, 2003 and at any adjournment thereof and, on a poll, the shares represented by this proxy are specifically directed to be voted or to be withheld from voting as indicated below:

To appoint Amisano Hanson, Chartered Accountants, as Auditors of the Company:

For:  [  ]

Withhold vote:  [  ]

To authorize the directors to fix the remuneration of the Auditors:

For:  [  ]

Against:  [  ]

To determine the number of directors at four (4):

For:  [  ]

Against:  [  ]

4.

(a)

To elect as directors all the persons named in 4(b) below:

For:  [  ]

Withhold vote:  [  ]

OR

(a)

To elect as director:

ALAN CRAWFORD

For:  [  ]

Withhold vote:  [  ]

GREG BURNETT

For:  [  ]

Withhold vote:  [  ]

ROBERT HEWITT

For:  [  ]

Withhold vote:  [  ]

TOM DOYLE

For:  [  ]

Withhold vote:  [  ]

To approve the Company’s proposed Stock Option Plan:

For:  [  ]

Against:  [  ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING ON ANY BALLOT THAT MAY BE CALLED FOR IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND, IF A CHOICE IS SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES SHALL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY. WHERE NO CHOICE IS OR WHERE BOTH CHOICES ARE SPECIFIED IN RESPECT OF ANY MATTER TO BE ACTED UPON OTHER THAN THE APPOINTMENT OF AN AUDITOR OR THE ELECTION OF DIRECTORS AND A MANAGEMENT NOMINEE IS NAMED HEREIN TO ACT AS THE MEMBER’S PROXY, THE SHARES REPRESENTED HEREBY SHALL ON ANY BALLOT THAT MAY BE CALLED FOR, BE VOTED IN FAVOUR OF ALL SUCH MATTERS. THIS PROXY CONFERS UPON THE PERSON NAMED HEREIN AS NOMINEE DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of the 2003 Annual General Meeting of Members and the accompanying Information Circular dated May 26, 2003.

If this form of Proxy is not dated by the member in the space below, it is deemed to bear the date on which it is mailed by the Company to the member.

The undersigned hereby revokes any proxy previously given in respect of the Meeting.

DATED this

day of                       , 2003.

Name (Please Print)

Number of Shares Held

Address

Telephone No.

Facsimile No.

E-Mail Address

Signature

NOTES TO FORM OF PROXY

1.

IF THE MEMBER DOES NOT WISH TO APPOINT ANY OF THE PERSONS NAMED IN THIS FORM OF PROXY, HE SHOULD STRIKE OUT THEIR NAMES AND INSERT IN THE BLANK SPACE THE NAME OF THE PERSON HE WISHES TO ACT AS HIS PROXY.  SUCH PERSON NEED NOT BE A MEMBER OF THE COMPANY.

2.

This form of Proxy must be signed by the member or his attorney authorized in writing or, if the member is a corporation, under the hand of a duly authorized officer or attorney of the corporation.

3.

This form of Proxy, and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, must be deposited at the office of the Registrar and Transfer Agent of the Company, CIBC Mellon Trust Company, #1600, 1066 W. Hastings Street, Vancouver, British Columbia, V6E 3X1, not less than 48 hours, Saturdays, Sundays, and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.